Exhibit 10.2

Amendment

to

River Financial Corporation

2015 Incentive Stock Compensation Plan

Section 1.03 of the Plan is hereby amended to increase the authorized number of shares under such plan from 300,000 shares of Common Stock to 600,000 shares of Common Stock.

Dated:April 23, 2019.